Exhibit 10.22

ORPHAN MEDICAL, INC.
NON-INCENTIVE STOCK OPTION AGREEMENT

This NON-INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made this               day of               ,              , by and between Orphan Medical, Inc., a Delaware corporation (the “Company”) and              , an individual resident of               (“Employee”).

1.                                       Grant of Option.  The Company hereby grants Employee the option (the “Option”) to purchase all or any part of an aggregate of               shares (the “Shares”) of Common Stock of the Company at the exercise price of $              per share according to the terms and conditions set forth in this Agreement and in the Orphan Medical, Inc. 2004 Stock Incentive Plan (the “Plan”).  The Option will not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Option is issued under the Plan and is subject to its terms and conditions.  A copy of the Plan will be furnished upon request of Employee.

The Option shall terminate at the close of business ten years from the date hereof.

2.                                       Vesting of Option Rights.

(a)                                  Except as otherwise provided in this Agreement, the Option may be exercised by Employee in accordance with the following schedule:

On or after each of the following dates	Percent of Shares with respect to which the Option is exercisable

(b)                                 During the lifetime of Employee, the Option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.  Notwithstanding the foregoing, the Option may be exercised as to 100% of the shares of common stock of the Company for which the Option was granted on the date of a “change of control”, as hereinafter defined.  A “change of control” shall mean any of the following: (i) A public announcement that any person has acquired or has the right to acquire beneficial ownership of 51% or more of the then outstanding shares of common stock of the Company and, for this purpose, the terms “person” and “beneficial ownership” shall have the meanings provided in Section 13(d) of the Securities Exchange Act of 1934 or related rules promulgated by the Securities and Exchange Commission; (ii) The commencement of or public announcement of an intention to make a tender or exchange offer for 51% or more of the then outstanding shares of the common stock of the Company; (iii) a sale of all or substantially all of the assets of the Company; or (iv) The Board of Directors of the Company, in its sole and absolute discretion, determines that there has been a sufficient change in the stock ownership of the Company to constitute a change in control of the Company.

3.                                       Exercise of Option after Death or Termination of Employment.  The Option shall terminate and may no longer be exercised if Employee ceases to be employed by the Company or its affiliates, except that:

(a)                                  If Employee’s employment shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined in Section 3(e)) or Employee’s death or disability (within the meaning of Section 22(e)(3) of the Code), Employee may at any time within a period of three (3) months after such termination exercise the Option to the extent the Option was exercisable by Employee on the date of the termination of Employee’s employment.

(b)                                 If Employee’s employment is terminated for Cause, the Option shall be terminated as of the date of the act giving rise to such termination.

(c)                                  If Employee shall die while the Option is still exercisable according to its terms or if employment is terminated because Employee has become disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company and Employee shall not have fully exercised the Option, such Option may be exercised at any time within 12 months after Employee’s death or date of termination of employment for disability by Employee, personal representatives or administrators or guardians of Employee, as applicable or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Employee was entitled to purchase under the Option on (i) the earlier of the date of death or termination of employment or (ii) the date of termination for such disability, as applicable.

(d)                                 Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.

(e)                                  “Cause” shall mean (i) the willful and continued failure by Employee substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Employee’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by Employee in misconduct which causes substantial injury to the Company or its affiliates, its other employees or the employees of its affiliates or its clients or the clients of its affiliates, whether monetarily or otherwise.  For purposes of this paragraph, no action or failure to act on Employee’s part shall be considered “willful” unless done or omitted to be done, by Employee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

4.                                       Method of Exercise of Option.  Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the exercise price.  Payment of the exercise price shall be made in cash (including bank check, personal check or money order payable to the Company).

5.                                       Miscellaneous.

(a)                                  Plan Provisions Control.  In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(b)                                 No Rights of Stockholders.  Neither Employee, Employee’s legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Employee, Employee’s legal representative or permissible assignee, as applicable.

(c)                                  No Right to Employment.  The grant of the Option shall not be construed as giving Employee the right to be retained in the employ of, or as giving a director of the Company or an Affiliate (as defined in the Plan) the right to continue as a director of the Company or an Affiliate with, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss Employee from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or the Agreement.  Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  The Option granted hereunder shall not form any part of the wages or salary of Employee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, Employee shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(d)                                 Governing Law.  The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(e)                                  Severability.  If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee (as defined in the Plan), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(f)                                    No Trust or Fund Created.  Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Employee or any other person.

(g)                                 Headings.  Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

(h)                                 Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange or the Nasdaq National Market and the Delaware General Corporation Law.  As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(i)                                     Withholding.  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.

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IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date set forth in the first paragraph.

ORPHAN MEDICAL, INC.

By:
Name:
Title:

[EMPLOYEE]

Name: